Media Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Fourth Quarter and
Year End Results

Company provides long-term target operating model

Milpitas, CA, Jan. 28, 2015 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the fourth quarter and the year ended January 2, 2015.

Company Highlights

•	2014 revenue stabilized and was $562.6 million, down 2% compared to the prior year.
•	Gross margin improved again in the fourth quarter, and for the year was up 310 basis points on a GAAP basis and 300 basis points on a non-GAAP basis compared to 2013.
•	Operating income increased significantly from the prior year, resulting in a non-GAAP operating margin of 21.3% for 2014 compared to 16% in 2013.
•	Diluted GAAP earnings per share increased from $0.02 to $0.41 in 2014 and non-GAAP earnings per share increased from $0.59 to $0.73.

Financial Results
Revenue for the fourth quarter was down as expected to $131.1 million, a nine percent sequential decline. Intersil’s consumer, computing, and industrial and infrastructure revenue declined sequentially in the fourth quarter due in part to weaker than seasonal demand.  For the full year, industrial and infrastructure grew by nearly six percent as a result of strong growth in power management and automotive products. Consumer revenue was down meaningfully for the year primarily due to weakness in gaming and the deliberate de-emphasis of low margin products. Revenue from the computing end market was down one percent for the year. The breakdown by end market for the quarter was as follows:

	Q4 2014		Q3 2014		Q4 2013
End Market Revenue	$M	%	$M	%	$M	%
Industrial & Infrastructure	85.0	65%	91.1	63%	87.1	60%
Computing	25.9	20%	31.4	22%	30.5	21%
Consumer	20.2	15%	21.1	15%	28.4	19%
Total Revenue	$ 131.1		$ 143.6		$ 146.0

Table 1. Intersil End Market Mix

For the fourth quarter, GAAP operating expenses decreased to $60.8 million. GAAP gross margin increased to 59.6% and GAAP operating income was $17.4 million or 13.3% of sales.

GAAP net income for the quarter increased to $17.3 million or $0.13 per diluted share.  For the full year, GAAP gross margin of 58.1% improved 310 bps from 55% in 2013. GAAP operating expenses declined to $252.0 million. GAAP net income increased to $54.8 million resulting in GAAP diluted earnings per share of $0.41, up from $0.02 in 2013.

Non-GAAP gross margin improved again for the seventh consecutive quarter to 59.8% due to favorable mix. The company controlled spending and reduced total operating expenses to $50.5 million. Q4 non-GAAP operating income was $28 million resulting in operating margin of 21.3%. Including Q4, the company met or exceeded its 20 percent non-GAAP operating income goal in each of the last six quarters.  Fully diluted Q4 earnings per share on a non-GAAP basis were $0.18, which included a three cent benefit from the reinstatement of the US R&D tax credit. For the full year, non-GAAP gross margin improved to 58.3% from 55.3% in 2013 reflecting improving mix within each of the major product categories. Non-GAAP operating expenses declined to $208.4 million.

Non-GAAP diluted earnings per share for the full year increased from $0.59 to $0.73, a 24% improvement. For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” table included at the end of this release.

Cash and short-term investments totaled $211 million at the end of the fourth quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on February 27, 2015, to shareholders of record as of the close of business on February 17, 2015.

First Quarter 2015 Outlook

The following forward looking guidance is for the first quarter ending April 3, 2015, based on current business trends and conditions:

	GAAP	Reconciling Items	Non-GAAP
Revenue	$131-$136 million		$131-$136 million
Gross margin	Down 50 to 100 bps		Down 50 to 100 bps
Operating expenses	$63-$64 million	$4-$5 million equity-based compensation $5-$6 million amortization of purchased intangibles	$53-$54 million
Earnings per share	$0.07 to $0.08		$0.14 to $0.16

Table 2. Intersil Q1 2015 Outlook

Non-GAAP Long-term Target Model Introduced

Entering a new phase in the company’s development and anticipating a return to growth, the management team introduced a new target operating model outlined below. The new long-term, non-GAAP target was provided to help investors evaluate management’s progress towards improving the business over time.

Gross Margin	≥ 60%
R&D Expense	20-21% of Revenue

SG&A Expense	14-15% of Revenue
Operating Income	25%

Table 3. Intersil Non-GAAP Long-term Target Operating Model Introduced Today

“With a number of revenue transitions behind us and the R&D investments in new products poised to begin generating revenue, we’re starting 2015 with a strong foundation,” said Necip Sayiner, president and CEO of Intersil. “Our newly introduced target model raises the bar for profitability and underscores the confidence we have as a team in Intersil’s potential.”

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:45 p.m. Pacific Time. To access the webcast, please visit the investor relations page of the company’s website at ir.intersil.com. Participants can also dial (800) 798-2864 or +1 (617) 614-6206 and enter the pass code 85043075. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 15087044.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.

Important factors that may affect our business, future operating results and financial condition include: any faltering in global economic conditions, the highly cyclical nature of the semiconductor industry, intense competition in the semiconductor industry, unsuccessful product development or failure to obtain market acceptance of our products, downturns in the computing market, failure to make or deliver products in a timely manner, unavailability of raw materials, services, supplies or manufacturing capacity, delays in production or in implementing new production techniques, product defects or unreliability of products, adverse results in litigation matters, and other risk factors described in Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov). These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted net income (loss) per share; and

•Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Restructuring and related costs. Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties
•	Income from IP agreement
•	Write-offs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables. During the second quarter of fiscal 2013 we revised our non-GAAP financial information to reduce the types of items excluded from our non-GAAP presentation in an effort to increase comparability of our results with published earnings estimates widely available on the Internet.  In the past we excluded other items such as the compensation expense(benefit)

associated with our non-qualified deferred compensation plan, CEO severance costs, loss on interest-rate swaps, and related tax effects of these items, from our non-GAAP financial information. As a result, a non-GAAP financial measure presented in the accompanying press release tables may be different from that presented in a prior press release.

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2015	2014	2014	2015	2014
	Q4 2014	Q3 2014	Q4 2013

Revenue	$ 131,126	$ 143,612	$ 145,993	$ 562,555	$ 575,195
Cost of revenue	52,933	59,763	64,848	235,800	258,588
Gross profit	78,193	83,849	81,145	326,755	316,607
Gross margin %	59.6%	58.4%	55.6%	58.1%	55.0%
Expenses:
Research and development	30,367	31,194	27,482	125,851	130,541
Selling, general and administrative	24,840	25,243	26,915	99,926	113,333
Amortization of purchased intangibles	5,559	5,561	5,561	22,241	24,579
Provision for export compliance settlement	-	-	-	4,000	6,000
Restructuring and related costs	-	-	-	-	28,694
Total expenses	60,766	61,998	59,958	252,018	303,147
Operating income	17,427	21,851	21,187	74,737	13,460
Interest income / (expense) and other	(316)	(554)	(395)	(1,742)	(1,901)
Gain / (loss) on investments	827	(148)	470	1,538	2,318
Income before income taxes	17,938	21,149	21,262	74,533	13,877
Income tax expense	664	7,262	13,753	19,721	11,022
Net income	$ 17,274	$ 13,887	$ 7,509	$ 54,812	$ 2,855

Earnings per share:
Basic	$ 0.13	$ 0.11	$ 0.06	$ 0.42	$ 0.02
Diluted	$ 0.13	$ 0.10	$ 0.06	$ 0.41	$ 0.02

Weighted average shares outstanding:
Basic	130,138	129,620	127,699	129,149	127,151
Diluted	132,276	132,626	129,158	132,657	127,998

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Jan. 2,	Oct. 3,	Jan. 3,
	2015	2014	2014
Assets
Current assets:
Cash and short-term investments	$ 211,216	$ 210,582	$ 194,787
Trade receivables, net	55,585	58,680	49,466
Inventories	73,770	67,651	62,408
Prepaid expenses and other current assets	9,779	9,945	9,752
Income taxes receivable	1,162	1,450	1,091
Deferred income tax assets	20,433	14,337	22,328
Total current assets	371,945	362,645	339,832
Non-current assets:
Property, plant and equipment, net	72,272	73,755	81,867
Purchased intangibles, net	34,400	39,959	56,641
Goodwill	565,424	565,424	565,424
Deferred income tax assets	39,334	53,455	73,008
Other non-current assets	70,885	71,720	74,624
Total non-current assets	782,315	804,313	851,564
Total assets	$ 1,154,260	$ 1,166,958	$ 1,191,396

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 26,246	$ 26,809	$ 26,248
Deferred income	11,631	10,821	11,936
Income taxes payable	2,790	6,105	14,588
Other accrued expenses	64,847	66,151	77,117
Total current liabilities	105,514	109,886	129,889
Non-current liabilities:
Income taxes payable	59,745	72,887	90,102
Other non-current liabilities	7,453	8,991	13,603
Total non-current liabilities	67,198	81,878	103,705
Total shareholders' equity	981,548	975,194	957,802
Total liabilities and shareholders' equity	$ 1,154,260	$ 1,166,958	$ 1,191,396

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended			Year Ended
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2015	2014	2014	2015	2014
	Q4 2014	Q3 2014	Q4 2013
Operating activities:
Net income	$ 17,274	$ 13,887	$ 7,509	$ 54,812	$ 2,855
Depreciation	4,930	4,898	4,210	19,423	18,950
Amortization of purchased intangibles	5,559	5,561	5,561	22,241	24,579
Equity-based compensation	5,009	4,385	3,868	18,688	19,091
Other	(1,327)	(195)	(123)	(2,162)	5,948
Deferred income taxes	8,024	2,985	(1,804)	35,569	10,196
Net changes in operating assets and liabilities	(21,158)	(7,505)	27,049	(75,182)	25,095
Net cash flows from operating activities	18,311	24,016	46,270	73,389	106,714

Investing activities:
Proceeds from investments	615	192	-	1,075	5,616
Net capital expenditures	(3,857)	(3,150)	(2,809)	(9,857)	(18,581)
Net cash flows from investing activities	(3,242)	(2,958)	(2,809)	(8,782)	(12,965)

Financing activities:
Proceeds from equity-based awards, net	1,794	5,700	82	16,939	4,353
Dividends paid	(15,685)	(15,634)	(15,366)	(62,910)	(61,920)
Net cash flows from financing activities	(13,891)	(9,934)	(15,284)	(45,971)	(57,567)

Effect of exchange rates on cash and cash equivalents	(544)	(1,783)	(190)	(2,207)	(205)

Net change in cash and cash equivalents	634	9,341	27,987	16,429	35,977

Cash and cash equivalents as of the beginning of the period	210,582	201,241	166,800	194,787	158,810

Cash and cash equivalents as of the end of the period	$ 211,216	$ 210,582	$ 194,787	$ 211,216	$ 194,787

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended			Year Ended
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2015	2014	2014	2015	2014
	Q4 2014	Q3 2014	Q4 2013

Non-GAAP gross profit:
GAAP gross profit	$ 78,193	$ 83,849	$ 81,145	$ 326,755	$ 316,607
Equity-based compensation COS	319	294	298	1,326	1,387
Non-GAAP gross profit	$ 78,512	$ 84,143	$ 81,443	$ 328,081	$ 317,994

Non-GAAP gross margin:
GAAP gross margin	59.6%	58.4%	55.6%	58.1%	55.0%
Equity-based compensation COS	0.2%	0.2%	0.2%	0.2%	0.3%
Non-GAAP gross margin	59.8%	58.6%	55.8%	58.3%	55.3%

Non-GAAP operating expenses:
GAAP operating expenses	$ 60,766	$ 61,998	$ 59,958	$ 252,018	$ 303,147
Restructuring and related costs	-	-	-	-	(28,694)
Provision for export compliance settlement	-	-	-	(4,000)	(6,000)
Equity-based compensation (excl. COS)	(4,690)	(4,091)	(3,570)	(17,362)	(17,704)
Amortization of purchased intangibles	(5,559)	(5,561)	(5,561)	(22,241)	(24,579)
Non-GAAP operating expenses	$ 50,517	$ 52,346	$ 50,827	$ 208,415	$ 226,170

Non-GAAP operating income:
GAAP operating income	$ 17,427	$ 21,851	$ 21,187	$ 74,737	$ 13,460
Restructuring and related costs	-	-	-	-	28,694
Provision for export compliance settlement	-	-	-	4,000	6,000
Equity-based compensation	5,009	4,385	3,868	18,688	19,091
Amortization of purchased intangibles	5,559	5,561	5,561	22,241	24,579
Non-GAAP operating income	$ 27,995	$ 31,797	$ 30,616	$ 119,666	$ 91,824

Non-GAAP operating margin:
GAAP operating margin	13.3%	15.2%	14.5%	13.3%	2.3%
Excluded items as a percent of revenue	8.0%	6.9%	6.5%	8.0%	13.7%
Non-GAAP operating margin	21.3%	22.1%	21.0%	21.3%	16.0%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2015	2014	2014	2015	2014
	Q4 2014	Q3 2014	Q4 2013

Non-GAAP net income:
GAAP net income	$ 17,274	$ 13,887	$ 7,509	$ 54,812	$ 2,855
Tax adjustments from non-cash and discrete items	(2,025)	1,821	8,570	173	(3,452)
Restructuring and related costs	-	-	-	-	28,694
Provision for export compliance settlement	-	-	-	4,000	6,000
Gain on recovery from auction rate securities	(615)	(191)	-	(1,075)	(866)
Equity-based compensation	5,009	4,385	3,868	18,688	19,091
Amortization of purchased intangibles	5,559	5,561	5,561	22,241	24,579
Non-GAAP net income	$ 25,202	$ 25,463	$ 25,508	$ 98,839	$ 76,901

GAAP weighted average shares - diluted	132,276	132,626	129,158	132,657	127,998
Non-GAAP adjustment	4,099	4,409	2,423	2,117	2,689
Non-GAAP weighted average shares - diluted	136,375	137,035	131,581	134,774	130,687

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.13	$ 0.10	$ 0.06	$ 0.41	$ 0.02
Excluded items per share impact	0.05	0.09	0.13	0.32	0.57
Non-GAAP earnings per diluted share	$ 0.18	$ 0.19	$ 0.19	$ 0.73	$ 0.59

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 319	$ 294	$ 298	$ 1,326	$ 1,387
Research and development	$ 2,500	$ 1,967	$ 1,642	$ 8,468	$ 7,777
Selling, general and administrative	$ 2,190	$ 2,124	$ 1,928	$ 8,894	$ 9,927